SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Aflac Incorporated
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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      1) Amount previously paid:
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      3) Filing Party:
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      4) Date Filed:

The message to all sales associates:
Proxy Vote Reminder
If You Own Aflac Shares, Don’t Forget to Vote
If, like many Aflac associates, you’re an Aflac shareholder, you’ve already received your 2007 annual report and proxy statement for the company. This year’s proxy gives you a chance to make a historic vote, because Aflac is the first American company to give its shareholders a non-binding vote on executive compensation. This so-called “say on pay” resolution gives every shareholder a chance to vote on whether they believe the way Aflac compensates its executives is justified by the company’s performance. In 2007, Aflac’s compounded annual return to shareholders was 38 percent. Since Dan Amos became CEO, revenues have grown from $2.7 billion to $15.4 billion. “I believe that Aflac’s performance for its shareholders merits a ‘yes’ vote on this resolution,” said Ken Janke, our senior vice president of Investor Relations. If you’re not planning to attend Aflac’s annual shareholders meeting in Columbus on May 5, you have until the close of business on May 2 to vote your shares.